EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into and effective as of the 31st day of August, 2004, by and between AGAX/VLI ACQUISITION CORPORATION, a Delaware corporation (the "Company"), and KEVIN J. THOMAS (hereinafter, the "Employee").

                                R E C I T A L S :

      WHEREAS, Argan, Inc. has acquired all of the issued and outstanding capital stock of Vitarich Laboratories, Inc. ("Vitarich") pursuant to a merger between the Company, a wholly owned subsidiary of Argan -------- Inc., a Delaware corporation ("Argan"), and Vitarich; and -----

      WHEREAS, prior to the merger, the Employee was the sole stockholder, sole board member and chief executive officer of Vitarich; and

      WHEREAS, the Company is in the business of formulating, packaging and distributing whole food, dietary, herbal and nutritional supplements and related products, which are marketed globally to retail, wholesale and private label customers, including network marketing companies, health food stores, mass merchandisers, drug stores, food stores and internet and mail order companies (collectively, the "Business"); and

      WHEREAS, the Employee possesses intimate knowledge of the business and affairs of the Company, its policies, methods and personnel; and

      WHEREAS, the Company desires to employ the Employee to operate the Business and compensate him therefor; and

      WHEREAS, the Employee is willing to make his services available to the Company and on the terms and conditions hereinafter set forth.

      NOW, THEREFORE, for the reasons set forth hereinabove, and in consideration of the foregoing premises and of the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    Article 1

                                   Employment

      Section 1.01 Employment and Term. The Company hereby agrees to employ the Employee and the Employee hereby agrees to serve the Company on the terms and conditions set forth herein.

      Section 1.02 Duties of Employee. During the Term of Employment under this Agreement, the Employee shall serve as the Senior Operating Executive of the Company, shall faithfully and diligently perform all services as may be assigned to him by the Board of Directors of the Company (the "Board") (provided that, such services shall not materially differ from the services provided by the Employee to Vitarich), and shall exercise such power and authority as may from time to time be delegated to him by the Board. The Employee shall devote his full time and attention to the business and affairs of the Company, render such services to the best of his ability, and use his reasonable best efforts to promote the interests of the Company. Notwithstanding the foregoing or any other provision of this Agreement, it shall not be a breach or violation of this Agreement for the Employee to: (a) serve on civic, charitable or, subject to
Article 6 below, corporate boards or committees; (b) deliver lectures, fulfill speaking engagements or teach at educational institutions; or (c) manage personal investments, so long as such activities do not significantly interfere with or significantly detract from the performance of the Employee's responsibilities to the Company in accordance with this Agreement.

                                   Article 2

                                      Term

      Section 2.01 Initial Term. The initial Term of Employment (as defined below) under this Agreement, and the employment of the Employee hereunder, shall commence on August 31, 2004 (the "Commencement Date") and shall expire on August 31, 2007, unless sooner terminated in accordance with Article 5 hereof (the "Initial Term").

      Section 2.02 Renewal Terms. At the end of the Initial Term, the Term of Employment automatically shall renew for successive one year terms (subject to earlier termination as provided in Article 5 hereof), unless the Company or the Employee delivers written notice to the other at least three months prior to the Expiration Date of its or his election not to renew the Term of Employment.

      Section 2.03 Term of Employment and Expiration Date. The period during which the Employee shall be employed by the Company pursuant to the terms of this Agreement is sometimes referred to in this Agreement as the "Term of Employment," and the date on which the Term of Employment shall expire (including the date on which any renewal term shall expire), is sometimes referred to in this Agreement as the "Expiration Date."

                                   Article 3

                                  Compensation

      Section 3.01 Base Salary. The Employee shall receive a base salary at the annual rate of $150,000 (the "Base Salary") during the Term of Employment, with such Base Salary payable in installments consistent with Vitarich's normal payroll schedule, subject to applicable withholding and other taxes. Following the Initial Term, the Base Salary shall be reviewed, at least annually, for merit increases and may, by action and in the discretion of the Board, be increased at any time or from time to time. Base Salary shall not be decreased and, if increased, shall not thereafter be decreased for any reason.


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

      Section 3.02 Bonuses.

            (a) In addition to Base Salary, during the Term of Employment, for each fiscal year of the Company following the fiscal year ended January 31, 2005, the Employee shall be entitled to receive additional bonus compensation, provided that Pre-Tax Earnings of the Company (as defined in Section 3.02(b)(i)) for such fiscal year exceed 120% of Base Year Pre-Tax Earnings (as defined in Section 3.02(b)(ii)). In the event Pre-Tax Earnings of the Company for such fiscal year are between 120% and 130% of Base Year Pre-Tax Earnings, the Employee shall receive Incentive Compensation (as defined below) of $150,000. In the event Pre-Tax Earnings of the Company for such fiscal year exceed 130% of Base Year Pre-Tax Earnings, the Employee shall receive Incentive Compensation of $250,000.

            (b) For the purposes of Section 3.02(a) above,

                  (i) "Pre-Tax Earnings of the Company" shall mean, for each fiscal year, earnings of the Company before (A) taxes; (B) non-recurring expenses or income statement adjustments for any fiscal year, or portion of a fiscal year, occurring prior to the date of this Agreement, as reasonably determined by the Board; and (C) any additional bonus compensation due under
Section 3.02(a), if any; provided, however, that for each of the fiscal years ended on or before January 31, 2005 only, "Pre-Tax Earnings of the Company" shall be increased by the total compensation paid to the Employee during such each fiscal year and decreased by the Base Salary payable to the Employee pursuant to Section 3.01 above; and

                  (ii) "Base Year Pre-Tax Earnings" shall mean, for each fiscal year, the greater of:

                                    (A) Pre-Tax Earnings of the Company for the immediately preceding fiscal year; or

                                    (B) the average Pre-Tax Earnings of the
Company for the immediately preceding three fiscal years;

                  but in the case of both clause (a) and clause (b), not less than the Pre-Tax Earnings of the Company for the fiscal year ended January 31, 2005.

            (c) The Employee shall receive such additional bonuses, if any, as the Board may in its sole and absolute discretion determine.

            (d) For the Bonus Period (as defined in Section 3.02(e)) in which the Employee's employment with the Company terminates for any reason, the Company shall pay the Employee a pro rata portion (based upon the period ending on the date on which the Employee's employment with the Company terminates) of the bonus otherwise payable under this Section 3.02 for the Bonus Period in which such termination of employment occurs; provided, however, that: (i) the Bonus Period shall be deemed to end on the last day of the fiscal quarter of the


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

Company in which the Employee's employment so terminates; and (ii) the business criteria used to determine the prorata portion of the bonus for this Bonus Period shall be annualized and shall be determined based upon unaudited financial information prepared in accordance with generally accepted accounting principles, applied consistently with prior periods, and reviewed and approved by the Compensation Committee of the Board. The prorata portion of the Incentive Compensation for this Bonus Period is sometimes hereinafter referred to as the "Termination Year Bonus."

            (e) Any  additional  bonus  compensation  payable  pursuant  to this
Section 3.02 is sometimes hereinafter referred to as "Incentive Compensation." Each period for which Incentive Compensation is payable under this Section 3.02 is sometimes hereinafter referred to as a "Bonus Period." Unless otherwise specified by the Board, the Bonus Period shall be the fiscal year of the Company.

            (f) Any Incentive Compensation payable pursuant to this Section 3.02 shall be determined and paid by the Company to the Employee within thirty (30) days following the completion of the annual year-end audit of Argan; provided, however, that any Termination Year Bonus payable pursuant to this Section 3.02 shall be paid by the Company to the Employee within sixty (60) days after the end of the short Bonus Period for which it is payable.

                                   Article 4

                    Expense Reimbursement and Other Benefits.

      Section 4.01 Reimbursement of Expenses. Upon the submission of proper substantiation by the Employee, and subject to such rules and guidelines as the Company may from time to time adopt with respect to the reimbursement of expenses of executive personnel, the Company shall reimburse the Employee for all reasonable expenses actually paid or incurred by the Employee during the Term of Employment in the course of and pursuant to the business of the Company. The Employee shall account to the Company in writing for all expenses for which reimbursement is sought and shall supply to the Company copies of all relevant invoices, receipts or other evidence reasonably requested by the Company.

      Section 4.02 Compensation/Benefit Programs. During the term of Employment, the Employee shall be entitled to participate in all medical, dental, hospitalization, accidental death and dismemberment, disability, travel and life insurance plans, and any and all other plans as are presently and hereinafter offered by the Company or Argan to its executive personnel, including savings, pension, profit-sharing and deferred compensation plans, subject to the general eligibility and participation provisions set forth in such plans.

      Section 4.03 Working Facilities. During the Term of Employment, the Company shall furnish the Employee with an office, secretarial help and such other facilities and services suitable to his position and adequate for the performance of his duties hereunder.

      Section 4.04 Stock Options. During the Term of Employment the Employee shall be eligible to be granted options (the "Stock Options") to purchase common stock (the "Common Stock") of Argan under Argan's 2001 Stock Option Plan, as


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

amended and as it may be amended from time to time hereinafter, and any successor plan thereto (the "Stock Option Plan"), subject to all of the terms and conditions of the Stock Option Plan and all rules and regulations of the Securities and Exchange Commission applicable to stock option plans then in effect. The number of Stock Options and terms and conditions of the Stock Options shall be determined by the committee of the Board appointed pursuant to the Stock Option Plan, or by the Board, in its discretion and pursuant to the Stock Option Plan.

      Section 4.05 Other Benefits. The Employee shall be entitled to four (4) weeks of paid vacation each calendar year during the Term of Employment (prorated for any partial calendar year during the Term of Employment), to be taken at such times as the Employee and the Company shall mutually determine and provided that no vacation time shall significantly interfere with the duties required to be rendered by the Employee hereunder. Any vacation time not taken by Employee during any calendar year may not be carried forward into any succeeding calendar year. The Employee shall receive such additional benefits, if any, as the Board shall from time to time determine.

      Section 4.06 Withholding. Anything in this Agreement to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Employee or his estate or beneficiaries shall be subject to the withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company may, in its sole discretion, accept other provisions for payment of taxes and withholding as required by law, provided it is satisfied that all requirements of law affecting its responsibilities to withhold have been satisfied.

                                   Article 5

                                  Termination.

      Section 5.01 Termination for Cause. The Company shall at all times have the right, upon written notice to the Employee, to terminate the Term of Employment for Cause as defined below. For purposes of this Agreement, the term "Cause" shall mean: (a) an action or omission of the Employee which constitutes a willful and material breach of, or willful and material failure or refusal (other than by reason of his disability or incapacity) to perform his duties under, this Agreement, which is not cured within 15 days after receipt by the Employee of written notice of same; (b) fraud, embezzlement, misappropriation of funds or breach of trust in connection with his services hereunder; or (c) a conviction of any crime which involves dishonesty or a breach of trust; or (d) gross negligence in connection with the performance of the Employee's duties hereunder, which is not cured (to the extent curable) within 15 days after receipt by the Employee of written notice of same. Any termination for Cause shall be made by notice in writing to the Employee, which notice shall set forth in reasonable detail all acts or omissions upon which the Company is relying for such termination. Upon termination of the Term of Employment pursuant to this
Section 5.01, the Company shall: (i) immediately pay to the Employee any unpaid Base Salary through the effective date of termination ("Termination Date"); and
(ii) pay to the Employee his Termination Year Bonus, if any, at the time provided in Section 3.02. Upon any termination effected and compensated pursuant to this Section 5.01, the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the Termination Date, subject, however, to the provisions of Section 4.01).


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

      Section 5.02 Disability. In the event the Employee shall be unable, or fail, to perform the essential functions of his/her position, with or without reasonable accommodation, for any period of ninety (90) days or more, the Company shall have the option, in accordance with applicable law, to terminate the Term of Employment upon written notice to the Employee. Upon termination of the Term of Employment pursuant to this Section 5.02, the Company shall: (a) immediately pay to the Employee any unpaid Base Salary through the Termination Date specified in such notice; and (b) pay to the Employee his Termination Year Bonus, if any, at the time provided in Section 3.02. Upon any termination effected and compensated pursuant to this Section 5.02, the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the Termination Date, subject, however to the provisions of Section 4.01). Any payments to the Employee under any disability income policies maintained by the Company shall offset the Company's obligation to pay compensation to the Employee during the period of any disability.

      Section 5.03 Death. Upon the death of the Employee during the Term of Employment, the Company shall: (a) immediately pay to the estate of the deceased Employee any unpaid Base Salary through the Employee's date of death; and (b) pay to the estate of the deceased Employee the Employee's Termination Year Bonus, if any, at the time provided in Section 3.02. Upon any termination effected and compensated pursuant to this Section 5.03, the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of the Employee's death, subject, however to the provisions of Section 4.01).

      Section 5.04 Termination Without Cause. At any time the Company shall have the right to terminate the Term of Employment by written notice to the Employee not less than 30 days prior to the Termination Date. Upon termination pursuant to this Section 5.04 (that is not a termination under any of Sections 5.01, 5.02, 5.03, or 5.05), the Company shall: (a) immediately pay to the Employee any unpaid Base Salary through the Termination Date specified in such notice; (b) continue to pay the Employee's Base Salary for a period (the "Continuation Period") through the date on which the Term of Employment would have ended pursuant to Article 2 hereof in the absence of an earlier termination pursuant to this Article 5, in the manner and at such times as the Base Salary otherwise would have been payable to the Employee; (c) except as set forth in the following clause (e), continue to provide the Employee with benefits that are comparable, in the aggregate, to the benefits he was receiving under Section
4.02 hereof (the "Benefits"), through the end of the Continuation Period in the manner and at such times as the Benefits otherwise would have been provided to the Employee; (d) pay to the Employee his Termination Year Bonus, if any, at the time provided in Section 3.02; and (e) pay to the Employee as a single lump sum payment, within 30 days of the Termination Date, a lump sum benefit equal to the value of the portion of his benefits under any savings, pension, profit sharing or deferred compensation plans that are forfeited under such plans by reason of the termination of his employment hereunder prior to the end of the Continuation Period. In the event that the Company is unable to provide the Employee with any Benefits required hereunder by reason of the termination of the Employee's employment pursuant to this Section 5.04, then the Company shall pay the Employee cash equal to the value of the Benefit that otherwise would have accrued for the Employee's benefit under the plan, for the period during which such Benefits could not be provided under the plans, said cash payments to be made monthly throughout the Continuation Period. For this purpose, the value of any Benefit shall be the amount that the Employee is required to pay to obtain that Benefit (fully grossed up for taxes at the highest marginal rate applicable to the Employee to the extent that the Benefit would have been received tax-free to the Employee). Further, the Employee shall continue to vest in the Employee's Stock Options through the end of the Continuation Period in the same manner and to the same extent as if his employment hereunder terminated on the last day of the Continuation Period. Upon any termination effected and compensated pursuant to this Section 5.04, the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the Termination Date, subject, however, to the provisions of Section 4.01).

      Section 5.05 Termination by Employee.

            (a) The Employee shall at all times have the right to terminate the Term of Employment by written notice to the Company not less than 30 days prior to the Termination Date; provided, however, that the Employee shall not have such right to terminate the Term of Employment for other than Good Reason (as defined below) prior to the expiration of the Initial Term.

            (b) Upon  termination  of the Term of  Employment  pursuant  to this
Section 5.05 by the Employee for other than Good Reason, the Company shall: (i) immediately pay to the Employee any unpaid Base Salary through the Termination Date specified in such notice; and (ii) pay to the Employee his Termination Year Bonus, if any, at the time provided in Section 3.02; provided, however, that, in addition to any other rights or remedies the Company may have for breach of contract or otherwise, the Company shall have no obligation to pay to the Employee his Termination Year Bonus if the Employee terminates the Term of Employment for other than Good Reason prior to the expiration of the Initial Term. Upon any termination effected and compensated pursuant to this Section
5.05, the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the Termination Date, subject, however, to the provisions of Section 4.01).

            (c) Upon  termination  of the Term of  Employment  pursuant  to this
Section 5.05 by the Employee for Good Reason, the Company shall pay to the Employee the same amounts (and at such times), and shall continue to compensate for Benefits in the same amounts, that would have been payable or provided by the Company to the Employee under Section 5.04 of this Agreement if the Term of Employment had been terminated by the Company without Cause. Upon any termination effected and compensated pursuant to this Section 5.05, the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the Termination Date, subject, however, to the provisions of Section 4.01).


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

            (d) For purposes of this Agreement, "Good Reason" shall mean: (i) the assignment to the Employee of any duties inconsistent in any material respect with the Employee's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 1.02 of this Agreement, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee; (ii) any failure by the Company to comply with any of the provisions of Article 3 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee; or (iii) unless the Employee otherwise agrees, the Company's requiring the Employee to be based at any office or location outside of twenty-five (25) miles from the Company's main facility located at 4365 Arnold Avenue, Naples, Florida, except for travel reasonably required in the performance of the Employee's responsibilities.

                                   Article 6

                             Restrictive Covenants.

      Section 6.01 Non-competition.

            (a) At all times during the Restricted Period, the Employee shall not, directly or indirectly, alone or with others, engage in any competition with, or have any financial or ownership interest in any sole proprietorship, corporation, company, partnership, association, venture or business or any other person or entity (whether as an employee, officer, director, partner, manager, member, agent, security holder, creditor, consultant or otherwise) that directly or indirectly (or through any affiliated entity) competes with the Business; provided that such provision shall not apply to the Employee's ownership of Common Stock of Argan or the acquisition by the Employee, solely as an investment, of securities of any issuer that is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and that are listed or admitted for trading on any United States national securities exchange or that are quoted on the Nasdaq Stock Market, or any similar system or automated dissemination of quotations of securities prices in common use, so long as the Employee does not control, acquire a controlling interest in or become a member of a group which exercises direct or indirect control of, more than 2% of any class of capital stock or other indicia of ownership of such issuer.

            (b) For purposes of this Agreement, the "Restricted Period" shall be the Term of Employment and, if the Term of Employment is terminated: (i) by the Company for Cause (as defined in Section 5.01); or (ii) by the Employee for any reason other than Good Reason (as defined in Section 5.05(d)), the one year period immediately following the Termination Date. Notwithstanding the foregoing, the Restricted Period shall end in the event that the Company fails to make any payments or provide any Benefits required by Article 5 hereof with 15 days of written notice from the Employee of such failure.


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

      Section 6.02 Confidential Information. The Employee shall not at any time during the Term of Employment or thereafter, regardless of the manner of or reason for the termination of his employment, divulge, communicate, use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any Confidential Information (as hereinafter defined) pertaining to the business of the Company. Any Confidential Information or data now or hereafter acquired by the Employee with respect to the business of the Company (which shall include, but not be limited to, information concerning the Company's financial condition, prospects, technology, customers, suppliers, sources of leads and methods of doing business) shall be deemed a valuable, special and unique asset of the Company that is received by the Employee in confidence and as a fiduciary, and Employee shall remain a fiduciary to the Company with respect to all of such information. For purposes of this Agreement, "Confidential Information" means all trade secrets and information disclosed to the Employee or known by the Employee as a consequence of or through the unique position of his employment with the Company or Vitarich (including information conceived, originated, discovered or developed by the Employee and information acquired by the Company or Vitarich from others) prior to or after the date hereof, and not generally or publicly known (other than as a result of unauthorized disclosure by the Employee), about the Company or its business. Notwithstanding the foregoing, nothing herein shall be deemed to restrict the Employee from disclosing Confidential Information as required to perform his duties under this Agreement or to the extent required by law. Upon request by the Company, the Employee shall deliver promptly to the Company upon termination of his services for the Company, or at any time thereafter as the Company may request, all Company memoranda, notes, records, reports, manuals, drawings, designs, computer files in any media and other documents (and all copies thereof) containing such Confidential Information and all property of the Company or any other Company affiliate, which he may then possess or have under his control.

      Section 6.03 Non-solicitation of Employees and Customers. At all times during the Restricted Period, the Employee shall not, directly or indirectly, for himself or for any other person, firm, corporation, company, partnership, association, venture or business or any other person or entity: (a) solicit for employment, employ or attempt to employ or enter into any contractual arrangement with any employee or former employee of the Company, unless such employee or former employee has not been employed by the Company for a period in excess of nine (9) months; and/or (b) call on or solicit any of the actual or targeted prospective customers or clients of the Company on behalf of himself or on behalf of any person or entity in connection with any business that competes with the Business nor shall the Employee make known the names or addresses or other contact information of such actual or prospective customers or clients or any information relating in any manner to the Company's trade or business relationships with such actual or prospective customers or clients, other than in connection with the performance of Employee's duties under this Agreement.

      Section 6.04 Books and Records. All books, records, and accounts relating in any manner to the customers or clients of the Company, whether prepared by the Employee or otherwise coming into the Employee's possession, shall be the exclusive property of the Company and shall be returned immediately to the Company on termination of the Employee's employment hereunder or on the Company's request at any time.

      Section 6.05 Definition of Company. Solely for purposes of this Article 6, the term "Company" also shall include any existing or future subsidiaries of the Company that are operating during the time periods described herein and any other entities that directly or indirectly, through one or more intermediaries, control, are controlled by or are under common control with the Company during the periods described herein.

      Section 6.06 Acknowledgment by Employee. The Employee acknowledges and confirms that the restrictive covenants contained in this Article 6 (including without limitation the length of the term of the provisions of this Article 6) are reasonably necessary to protect the legitimate business interests of the Company, and are not overbroad, overlong, or unfair and are not the result of overreaching, duress or coercion of any kind. The Employee further acknowledges and confirms that the compensation payable to the Employee under this Agreement is in consideration for the duties and obligations of the Employee hereunder, including the restrictive covenants contained in this Article 6, and that such compensation is sufficient, fair and reasonable. The Employee further acknowledges and confirms that his full, uninhibited and faithful observance of each of the covenants contained in this Article 6 will not cause him any undue hardship, financial or otherwise, and that enforcement of each of the covenants contained herein will not impair his ability to obtain employment commensurate with his abilities and on terms fully acceptable to him or otherwise to obtain income required for the comfortable support of him and his family and the satisfaction of the needs of his creditors. The Employee acknowledges and confirms that his special knowledge of the business of the Company is such as would cause the Company serious injury or loss if he were to use such ability and knowledge to the benefit of a competitor or were to compete with the Company in violation of the terms of this Article 6. The Employee further acknowledges that the restrictions contained in this Article 6 are intended to be, and shall be, for the benefit of and shall be enforceable by, the Company's successors and assigns. The Employee expressly agrees that upon any breach or violation of the provisions of this Article 6, the Company shall be entitled, as a matter of right, in addition to any other rights or remedies it may have, to: (a) temporary and/or permanent injunctive relief in any court of competent jurisdiction as described in Section 6.9 hereof; and (b) such damages as are provided at law or in equity. The existence of any claim or cause of action against the Company or its affiliates, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement of the restrictions contained in this Article 6.

      Section 6.07 Reformation by Court. In the event that a court of competent jurisdiction shall determine that any provision of this Article 6 is invalid or more restrictive than permitted under the governing law of such jurisdiction, then only as to enforcement of this Article 6 within the jurisdiction of such court, such provision shall be interpreted or reformed and enforced as if it provided for the maximum restriction permitted under such governing law.

      Section 6.08 Extension of Time. If the Employee shall be in violation of any provision of this Article 6, then each time limitation set forth in this
Article 6 shall be extended for a period of time equal to the period of time during which such violation or violations occur. If the Company seeks injunctive relief from such violation in any court, then the covenants set forth in this
Article 6 shall be extended for a period of time equal to the pendency of such proceeding including all appeals by the Employee.

      Section 6.09 Injunction. It is recognized and hereby acknowledged by the parties hereto that a breach by the Employee of any of the covenants contained in Article 6 of this Agreement will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Employee recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Article 6 of this Agreement by the Employee or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

      Section 6.10 Merger Agreement. Notwithstanding anything to the contrary contained in this Agreement, nothing herein shall limit or otherwise affect the restrictive covenants applicable to the Employee under and pursuant to the terms, covenants and conditions of that certain Agreement and Plan of Merger, of even date herewith (the "Merger Agreement") by and among the Employee, the Company, Argan, and Vitarich, all of which such restrictive covenants shall remain in full force and effect in accordance with the terms and conditions of the Merger Agreement.

      Section 6.11 Survival. The provisions of this Article 6 shall survive the termination of the Term of Employment or expiration of the term of this Agreement.

                                   Article 7

                                   Assignment

      Section 7.01 The Company shall have the right to assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any corporation or other entity with or into which the Company may hereafter merge or consolidate or to which the Company may transfer all or substantially all of its assets, if in any such case said corporation or other entity shall by operation of law or expressly in writing assume all obligations of the Company hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights and obligations hereunder. The Employee may not assign or transfer this Agreement or any rights or obligations hereunder.

                                   Article 8

                                 Miscellaneous.

      Section 8.01 Benefits; Binding Effect. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and, where permitted and applicable, assigns, including, without limitation, any successor to the Company, whether by merger, consolidation, sale of stock, sale of assets or otherwise.

      Section 8.02 Severability. The invalidity of any one or more of the words, phrases, sentences, clauses, provisions, sections or articles contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, provisions, sections or articles contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, provisions or provisions, section or sections or article or articles had not been inserted. If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

      Section 8.03 Waivers. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

      Section 8.04 Damages; Attorneys Fees. Nothing contained herein shall be construed to prevent the Company or the Employee from seeking and recovering from the other damages sustained by either or both of them as a result of its or his breach of any term or provision of this Agreement. In the event that either party hereto seeks to collect any damages resulting from, or the injunction of any action constituting, a breach of any of the terms or provisions of this Agreement, then the party found to be at fault shall pay all reasonable costs and attorneys' fees of the other.

      Section 8.05 No Set-off or Mitigation. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Employee or others. If the Employee's employment under this Agreement is terminated in such a manner that the Company continues to be obligated to pay the Employee compensation and Benefits following the Termination Date in accordance with the terms of this Agreement, then in such event the Employee shall not be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any of the provisions of this Agreement; provided, however, that any amounts earned by the Employee from any such other third-party employment during the pay-out period shall offset the amounts otherwise payable by the Company to the Employee hereunder.

      Section 8.06 Section Headings. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      Section 8.07 No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the Company, the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

      Section 8.08 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same in

      Section 8.09 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of
Florida, without regard to principles of conflict of laws.Section 8.10 Jurisdiction and Venue. The parties acknowledge that a substantial portion of the negotiations, anticipated performance and execution of this Agreement occurred or shall occur in Naples, Florida, and that, therefore, without limiting the jurisdiction or venue of any other federal or state courts, each of the parties irrevocably and unconditionally: (a) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement which is expressly permitted by the terms of this Agreement to be brought in a court of law, shall be brought in the courts of record of the State of Florida in Collier County or the court of the United States, Middle District of Florida; (b) consents to the jurisdiction of each such court in any such suit, action or proceeding; (c) waives any objection which it or he may have to the laying of venue of any such suit, action or proceeding in any of such courts; and (d) agrees that service of any court papers may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in such courts.

      Section 8.11 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and, upon its effectiveness, shall supersede all prior agreements, understandings and arrangements, both oral and written, between the Employee and the Company (or any of its affiliates) with respect to such subject matter. This Agreement may not be modified in any way unless by a written instrument signed by both the Company and the Employee.

      Section 8.12 Notices. All notices required or permitted to be given hereunder shall be in writing and shall be personally delivered by courier, sent by registered or certified mail, return receipt requested, sent by overnight courier, or sent by confirmed facsimile transmission addressed as set forth herein. Notices personally delivered, sent by facsimile or sent by overnight courier shall be deemed given on the date of delivery and notices mailed in accordance with the foregoing shall be deemed given upon the earlier of receipt by the addressee, as evidenced by the return receipt thereof, or three days after deposit in the U.S. mail. Notice shall be sent: (a) if to the Company, addressed to Argan, Inc., One Church Street, Suite 302, Rockville, Maryland 20850, Attention: Mr. Haywood Miller; and (b) if to the Employee, to his address as reflected on the payroll records of the Company, or to such other address as either party shall request by notice to the other in accordance with this provision.

                         [Signatures on following page]

      IN  WITNESS  WHEREOF,   the  undersigned  have  executed  this  Employment
Agreement as of the date first above written.

               COMPANY:

                                AGAX/VLI ACQUISITION CORPORATION

                                By:
                                   ---------------------------------------------

                                Name:
                                     -------------------------------------------

                                Title:
                                      ------------------------------------------

                                EMPLOYEE:

                                ------------------------------------------------

                                KEVIN J. THOMAS


                                       15